Exhibit 23(b)


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of City
Holding Company for the registration of up to 918,400 shares of its common stock and to the use of our report dated January 27, 1995, except as to Note O, the date of which is March
14, 1995, included herein, with respect to the Consolidated Financial Statements of First Merchants Bancorp.


                                                /s/ Ernst & Young LLP


Charleston, West Virginia
April 14, 1995